Exhibit 99.1
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Equity One, Inc.                      For additional information at the Company:
1696 NE Miami Gardens Drive             Howard Sipzner, EVP & CFO
North Miami Beach, FL  33179          Media Contact:
305-947-1664                            David Schull 305-446-2700

                          [EQUITY ONE LOGO]

FOR IMMEDIATE RELEASE:

         Equity One, Inc. Closes $200 Million of Senior Unsecured Notes
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NORTH MIAMI BEACH, FL, March 26, 2004 - Equity One, Inc. (NYSE:  EQY), an owner, developer and operator of community and neighborhood shopping centers located predominantly in high growth markets in the southern United States, announced today that it has closed its previously announced sale of $200 million of 3.875% senior unsecured notes due April 15, 2009. The notes were priced on Wednesday, March 23, 2003 at 99.875% to yield 3.902% to maturity, or a spread of 1.25% to the March 2009 Treasury note.

Concurrent with the pricing, the Company swapped $100 million of the notes to floating rate debt at an effective rate of six-month LIBOR in arrears plus 0.4375%. Net proceeds of the offering were used to repay existing indebtedness under the Company's unsecured revolving credit facility and for general corporate purposes.

All securities in this offering are rated Baa3 by Moody's Investors Service and BBB- by Standard & Poor's. The joint book-running managers were Deutsche Bank Securities, Credit Suisse First Boston and J.P. Morgan. The co-managers were Banc One Capital Markets, Inc., BB&T Capital Markets, Bear, Stearns & Co. Inc., McDonald Investments Inc., PNC Capital Markets Inc., SouthTrust Securities, SunTrust Robinson Humphrey, UBS Investment Bank and Wells Fargo Institutional Brokerage and Sales.

The notes were sold under the Company's existing shelf registration statements filed with the Securities and Exchange Commission. The offering of the notes was made only by means of a prospectus supplement filed by the Company with the Securities and Exchange Commission on March 25, 2004. Copies of the prospectus supplement and prospectus relating to the offering may be obtained from Deutsche Bank Securities, 60 Wall Street, New York, NY 10005, telephone (212) 474-7370.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Equity One, Inc.
----------------------

Equity One is a real estate investment trust that principally acquires, renovates, develops and manages neighborhood and community shopping centers anchored by national and regional supermarket chains and other necessity-oriented retailers such as drug stores or discount retail stores. Our 20 million square foot portfolio consists of 187 properties located primarily in metropolitan areas of the southern United States, encompassing 126 supermarket-anchored shopping centers, 10 drug store-anchored shopping centers, 44 other retail-anchored shopping centers, two commercial properties and five retail developments, as well as non-controlling interests in two unconsolidated joint ventures. For additional information, please visit our web site at www.equityone.net.

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Forward Looking Statements
--------------------------

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in Florida, Texas, Georgia and the other states in which Equity One owns properties; the continuing financial success of Equity One's current and prospective tenants; continuing supply constraints in its geographic markets; the availability of properties for acquisition; the success of its efforts to lease up vacant properties; the effects of natural and other disasters; the ability of Equity One successfully to integrate the operations and systems of acquired companies and properties; and other risks, which are described in Equity One's filings with the Securities and Exchange Commission.